Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8, No. 333-127410) pertaining to IAC/InterActiveCorp’s 2005 Stock and Annual Incentive Plan and IAC/InterActiveCorp’s 401(k) plan;

(2) Registration Statement (Form S-8, No. 333-146940) pertaining to IAC/InterActiveCorp’s 2000 and 2007 Deferred Compensation Plan for Non-Employee Directors;

(3) Registration Statement (Form S-8, No. 333-154875) pertaining to IAC/InterActiveCorp’s 2008 Stock and Annual Incentive Plan;

(4) Registration Statement (Form S-8, No. 333-174538) pertaining to IAC/InterActiveCorp’s 2011 Deferred Compensation Plan for Non-Employee Directors;

(5) Registration Statement (Form S-8, No. 333-192186) pertaining to IAC/InterActiveCorp’s 2013 Stock and Annual Incentive Plan;

(6) Registration Statement (Form S-3, No. 333-222643) of IAC/InterActiveCorp;

(7) Registration Statement (Form S-8, No. 333-226745) pertaining to IAC/InterActiveCorp’s 2018 Stock and Annual Incentive Plan;

(8) Registration Statement (Form S-3, No. 333-234618) of IAC/InterActiveCorp;

(9) Registration Statement (Form S-3, No. 333-234632) of IAC/InterActiveCorp; and

(10) Registration Statement (Form S-4, No. 333-236420) of IAC/InterActiveCorp and IAC Holdings, Inc.
of our reports dated February 27, 2020, with respect to the consolidated financial statements and schedule of IAC/InterActiveCorp and subsidiaries, and the effectiveness of internal control over financial reporting of IAC/InterActiveCorp and subsidiaries, included in this Annual Report (Form 10-K) of IAC/InterActiveCorp and subsidiaries for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

New York, New York
February 27, 2020